UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Janux Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2024

Dear Stockholder:

This proxy statement supplement, dated June 17, 2024 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Janux Therapeutics, Inc., a Delaware corporation (the “Company”), dated April 29, 2024 (the “Proxy Statement”), for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on June 26, 2024. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS

SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Amendment and Restatement of Non-Employee Director Compensation Policy

Our Board of Directors adopted a non-employee director compensation policy in June 2021 that became effective June 10, 2021 and is applicable to all of our non-employee directors. Following review of a comprehensive assessment of our non-employee director compensation program prepared by FW Cook, the compensation policy was amended and restated in December 2023, with changes effective January 1, 2024 and further amended and restated on June 13, 2024, with changes effective immediately. The compensation policy, as in effect prior to the June 2024 amendment and restatement, is applicable to all of our non-employee directors and provides that each such non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $30,000 ($35,000 in 2024) for service as Chair of the Board of Directors;

•

an additional annual cash retainer of $7,500, $5,000 ($6,000 beginning in 2024) and $4,000 ($4,250 beginning in 2024) for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs);

•

an additional annual cash retainer of $15,000, $10,000 ($12,000 beginning in 2024) and $8,000 ($8,500 beginning in 2024) for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

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an initial option grant to purchase 30,000 (35,000 beginning in 2024) shares of our common stock on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and

•

an annual option grant to purchase 12,500 (17,500 beginning in 2024) shares of our common stock on the date of each of our annual stockholder meetings, with the shares vesting in 12 equal monthly installments, provided that the shares will be fully vested on the date of the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial option grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual option grant.

Following the June 2024 amendment and restatement, the compensation policy provides that each non-employee director will receive the following modified equity compensation for service on our Board of Directors:

•	an initial equity award as follows:

•	An initial option grant to purchase 16,700 shares of our common stock, vesting in 36 equal monthly installments, subject to continuous services through the applicable vesting dates.

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An initial restricted stock unit (RSU) grant of 5,000 shares of our common stock, vesting in three successive equal annual installments, subject to continuous services through the applicable vesting dates.

•	an annual equity award as follows:

•

An option grant to purchase 8,350 shares of our common stock, vesting in 12 equal monthly installments, provided that the shares will be fully vested on the date of the next annual stockholders meeting, subject to continued service as a director though the applicable vesting dates. In addition to the initial option grant described above, in the event a director is first appointed other than at an annual stockholder meeting, such director will receive a prorated annual option grant.

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An RSU grant of 2,500 shares of our common stock, vesting in full on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial RSU grant described above, in the event a director is first appointed other than at an annual stockholder meeting, such director will receive a prorated annual RSU grant.

Notwithstanding the foregoing, in the event that the aggregate grant date fair value of the initial equity award or annual equity award (or prorated annual equity award), granted to any non-employee director would have a value in excess of $900,000 with respect to the initial equity award or $450,000 with respect to an annual equity award (or prorated annual equity award), as calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation which for stock options is estimated using the Black-Scholes option pricing model, the amount of the option grant and RSU grant comprising such applicable equity award shall be reduced on a pro rata basis (rounded down to the nearest whole share) until such aggregate value is equal to $900,000 or $450,000, as applicable.

Each of the equity awards described above will be granted under our 2021 Plan. Each equity award will vest in full upon a change in control. The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination. For RSUs granted in 2024 and later, each non-employee director will have the opportunity to elect to defer settlement of the RSUs until the earlier of (i) the date that is 30 days following the date on which the director ceases to serve as a member of the Board or otherwise provide services to the Company, and (ii) a change in control (each as described in the non-employee director compensation policy).

Voting Matters

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which proposals are described in the Proxy Statement, and there are no changes to the proxy card that you requested or that we elected to deliver.

If you have already voted by returning a completed proxy card via mail, by telephone or through the internet, then you do not need to take any action unless you wish to change your vote. If you have already voted and wish to change your vote based on any of the information contained in this Supplement or otherwise, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. Important information regarding how to vote your shares of common stock and how to revoke or change a proxy already given is described in the Proxy Statement under the section titled “Questions and Answers About These Proxy Materials and Voting—Can I change my vote after submitting my proxy?” Shares of common stock represented by valid proxies already returned by stockholders via mail, telephone or internet will be voted at the Annual Meeting in the manner indicated unless revoked or changed as provided in the Proxy Statement.

You are urged to read the Proxy Statement and this Supplement carefully in deciding how to vote. As a stockholder, your vote is very important and the Company encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of the Company’s common stock that you own.